EXHIBIT 99(a)



               SECURITIES AND EXCHANGE COMMISSION



                    Washington, D.C.   20549


                            Form 11-K

                          ANNUAL REPORT



                Pursuant to Section 15 (d) of the
                 Securities Exchange Act of 1934



           For the Fiscal Year Ended December 31, 1994





                PREMIER FINANCIAL SERVICES, INC.
                 EMPOYEE SAVINGS AND STOCK PLAN
                    (Full title of the Plan)




                PREMIER FINANCIAL SERVICES, INC.
                       27 WEST MAIN STREET
                       FREEPORT, IL  61032

 (Name of issuer of the Securities held pursuant to the Plan and the address of principal executive offices, including Zip Code)













                      Required Information


Financial Statements

The following financial statements are filed as part of this report:

     (a) Financial Statements of the Plan which are included in the annual report of the Plan to its Participants for the year ended December 31, 1994 as follows:

     Independent Auditors' Report
     Statements of Net Assets Available for Plan Benefits
       December 31, 1994 and 1993
     Statements of Changes in Net Assets Available for Plan
       Benefits for the two years ended December 31, 1994
     Notes to Financial Statements
     Schedule I - Assets held for investment
     Schedule II - Reportable transactions



    (b)  Exhibit

         23. Consents of Experts and Counsel.






                           Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 Premier Financial Services, Inc.
                                 Employee Savings and Stock Plan

    March 23, 1995               By: David L. Murray
                                     David L. Murray, Executive
                                     Vice President, Chief
                                     Financial Officer and Director



                                  Appendix


  Pursuant to paragraph 232.311 (c) of Regulation S-T, Premier
Financial Services, Inc. is submitting on paper under cover of Form SE the financial statements of the Plan which are included in the annual report of the Plan to its participants for the year ended December 31, 1994.
























                            Exhibit 23


                          CONSENTS OF INDEPENDENT
                       CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Premier Financial Services, Inc.:


We consent to incorporation by reference in the Registration Statement on Form S-8 of Premier Financial Services, Inc. of our report dated March 3, 1995 relating to the statements of net assets available for plan benefits of Premier Financial Services, Inc. Employee Savings and Stock Plan and Trust as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years then ended, which report appears on Form 11-K of the Premier Financial Services, Inc. Employee Savings and Stock Plan and Trust.


KPMG Peat Marwick LLP

Chicago, Illinois
March 21, 1995